EXHIBIT 10.1

NEITHER THIS NOTE, NOR THE SECURITIES THAT MAY BE ISSUED UPON CONVERSION HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF.  THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

November 4, 2013	Original Principal Amount: $2,000,000.00

FOR VALUE RECEIVED, YOU On Demand Holdings, Inc., a Nevada corporation (the “Company”), hereby promises to pay to C MEDIA LIMITED (the “Payee”) the aggregate original principal amount of Two Million Dollars ($2,000,000.00) (the “Principal Amount”), together with accrued and unpaid interest thereon, each due and payable in accordance with the provisions of this Convertible Promissory Note (this “Note”).  Capitalized terms used herein and not defined shall have the meaning given to them in the Company’s Certificate of Designation of Series D 4% Convertible Preferred Stock (the “COD”).

1.                   Interest Rate.

(a)              Subject to Section 1(b), interest shall accrue on the Principal Amount from the date of execution and delivery of this Note at a rate equal to four percent (4%) (the “Interest Rate”) computed on the basis of a 365 day year until the earlier of (a) conversion of the Principal Amount, all accrued and unpaid interest, and other amounts evidenced by and due under this Note, pursuant to Section 3 hereof and (b) the payment in full of all amounts due hereunder.  Interest shall be paid in cash every three months in arrears on the first day of April, July, October and January, with the first interest payment due and payable on July 1, 2014.

(b)              Upon the occurrence and during the continuance of an Event of Default (defined below), all outstanding principal, interest and other amounts evidenced by and due under this Note shall bear interest at a rate equal to two percent (2.00%) over the rate otherwise applicable thereto, which such additional default interest shall be paid in cash upon demand by Payee (“Default Rate”).

2.                   Payment of Principal Amount and Interest on Note.

(a)              Payments.  Unless the Principal Amount and all accrued and unpaid interest thereon are converted into securities issued by the Company in accordance herewith, the Principal Amount and all accrued and unpaid interest thereon shall be due and payable to Payee, by wire transfer of immediately available funds, without setoff or counterclaim, on January 5, 2015 (the “Maturity Date”).  Payments made hereunder will be delivered to Payee at the address or account designated by Payee by prior written notice to the Company.

(b)              Application of Payments. All payments under this Note will be applied first to accrued and unpaid interest and thereafter to the outstanding Principal Amount of this Note.

(c)              Optional Prepayments.  The Company may, at any time and from time to time without premium or penalty, prepay all or any portion of the outstanding Principal Amount of this Note, together with all accrued and unpaid interest due thereon.  Any prepayment of the Principal Amount will not affect the obligation of the Company to make subsequent scheduled payments of the unpaid Principal Amount at the times and in the amounts required until this Note is paid in full.

(d)              No Reborrowings.  All amounts repaid or prepaid hereunder may not be reborrowed.

3.                    Conversion.

(a)              Conversion Upon Series E Financing.

(i)             Upon the closing of a financing (a “Series E Financing”) pursuant to the terms of that certain Series D Stock Purchase Agreement by and between the Company and the Payee, dated as of July 5, 2013, as amended as of November 4, 2013, as such agreement may be amended, supplemented or modified from time to time (“Series D Agreement”) in which the Payee invests funds in the Company in exchange for shares of Series E Convertible Preferred Stock, par value $0.001 per share, issued by the Company (“Series E Shares”), the Principal Amount of this Note, and all accrued and unpaid interest thereon, shall automatically be converted into Series E Shares at a conversion price equal to the per share purchase price paid for Series E Shares by the Payee in the Series E Financing.  Series E Shares issued pursuant to this Section 3(a)(i) shall be validly issued, fully paid and non-assessable, and shall have the same terms as Series E Shares issued to the Payee in the Series E Financing and the Payee shall be treated for all purposes as the record holder of Series E Shares issued hereunder as of the date of closing of the Series E Financing.

(ii)            The Company shall not be obligated to issue certificates evidencing the Series E Shares issuable upon such conversion unless (A) this Note is either delivered to the Company or its transfer agent, or the Payee notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note and, to the extent applicable, (B) the Payee has delivered to the Company executed copies of such mutually acceptable instruments as are necessary for the Series E Shares issued under this Section 3(a) to have the same terms as Series E Shares issued in the Series E Financing.  The Company shall, as soon as practicable after the Payee complies with the immediately preceding sentence, issue and deliver to the Payee a certificate representing the Series E Shares issued to the Payee hereunder.

(b)              Other Optional Conversion.

(i)             If there is no conversion pursuant to Section 3(a) hereof because the Series E Financing does not occur by the date set forth in the last sentence of Section 5.11 of the Series D Agreement (the “Outside Series E Date”), the Principal Amount of this Note, and all accrued and unpaid interest thereon, may, at Payee’s option, be converted at any time after the Optional Conversion Start Date (defined below) until payment in full of all amounts due hereunder into shares of the Series D 4% Convertible Preferred Stock, par value $0.001 per share, issued by the Company (“Series D Shares”) at a conversion price equal to One and Three Quarters Dollars ($1.75) per share (the “Optional Conversion Price”).  Series D Shares issued pursuant to this Section 3(b(i) shall be validly issued, fully paid and non-assessable, and shall have the same terms as Series D Shares issued to the Payee pursuant to the Series D Agreement (in the “Series D Financing”). For the purpose of clarity, the Series D Shares issued pursuant to this Section 3(b)(i) shall be convertible into Common Stock pursuant to the COD at the Conversion Price, as defined and adjusted in the COD.

(ii)            If the Payee opts to convert the Principal Amount of this Note and all accrued and unpaid interest thereon into Series D Shares pursuant to this Section 3(b) the Payee shall provide the Company with notice of exercise its option to convert at least one (1) day prior to the Maturity Date.  The Company shall not be obligated to issue a certificate evidencing the Series D Shares issued pursuant to this Section 3(b) unless (A) this Note is either delivered to the Company or its transfer agent, or the Payee notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note and, to the extent applicable, (B) the Payee has delivered to the Company executed copies of such mutually acceptable instruments as are necessary for the Series D Shares issued pursuant to this Section 3(b) to have the same terms as the Series D Shares issued in the Series D Financing.  The Company shall, as soon as practicable after the Payee complies with the immediately preceding sentence, issue and deliver to the Payee a certificate representing the Series D Shares issued to the Payee hereunder.

(iii)          The Optional Conversion Start Date shall be the date that the Company has duly authorized for issuance, including by obtaining requisite shareholder approval, at least such number of Series D Shares as may be issuable upon conversion in accordance with this Section 3(b).

(c)              Adjustments to Optional Conversion Price.

(i)             Adjustments for Stock Splits and Combinations.  If there is no Series E Closing and the Company shall at any time from the Outside Series E Date until the Optional Conversion Start Date effect a stock split or combination of the outstanding Series D Shares, then the Optional Conversion Price shall be proportionately adjusted. Any adjustments under this Section 3(c)(i) shall be effective at 5 pm New York time on the date the stock split or combination becomes effective, as applicable.

(ii)            Adjustments for Merger Sale, Reclassification, etc.  If, at any time prior to the payment in full of all amounts due hereunder, (A) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (B) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (C) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (D) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (E) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), then, upon any subsequent conversion of amounts due hereunder, the Payee shall have the right to receive, for each Series D Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, then, and in each such case, the Payee, upon the conversion hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which the Payee would have been entitled upon such consummation if the Payee had converted this Note into Series D Shares immediately prior thereto.

4.                    Events of Default.

(a)             Definition.  For purposes of this Note, an event of default (an “Event of Default”) will be deemed to have occurred if:

(i)             the Company’s failure to make any required payment of principal and/or interest under this Note, or any other amount due and payable under this Note, when due; or

(ii)            the Company’s failure to perform or observe any term, covenant or agreement contained in this Note or in the Series D Agreement on its part to be performed or observed; or

(iii)          any representation or warranty made by the Company herein or in the Series D Agreement or by the Company in connection with this Note or the Series D Agreement shall prove to have been incorrect in any material respect when made; or

(iv)           the Company shall (A) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under 11 U.S.C. §§ 101 et seq (the “Bankruptcy Code”) or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (B) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in paragraph C below, (C) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (D) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (E) make a general assignment for the benefit of creditors or (F) take any corporate action to authorize or approve any of the foregoing; or

(v)             a proceeding shall have been instituted by a third party in respect of the  Company: (A) seeking a declaration or entailing a finding that the Company is insolvent under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, or any other similar law now or hereafter in effect, and such proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days, or (B) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for the Company or for all or any substantial part of  the Company’s property, and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, and such proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days.

(b)             Consequences.  Upon the occurrence and during the continuance of an Event of Default described in Section 4(a)(i)-(iii), the Payee shall have the right to cause the entire unpaid Principal Amount, together with all accrued interest thereon, reasonable attorneys’ fees and all fees, charges, costs and expenses, if any, owed by the Company to the Payee, to become immediately due and payable in full by giving written notice to the Company.  Upon the occurrence and during the continuance of an Event of Default described in Sections 4(a)(iv)-(v), the entire unpaid Principal Amount, together with all accrued interest thereon, reasonable attorneys’ fees and all fees, charges, costs and expenses, if any, owed by the Company to the Payee, shall become immediately due and payable without action by the Payee.

5.                    Remedies.  Upon the occurrence and during the continuance of an Event of Default, the Payee may avail itself of any legal or equitable rights which the Payee may have at law or in equity or under this Note, including, but not limited to, the right to accelerate the indebtedness due under this Note as set forth in Section 4(b) hereof.  The remedies of the Payee as provided herein shall be distinct and cumulative, and may be pursued singly, successively or together, at the sole discretion of the Payee, and may be exercised as often as occasion therefor shall arise.  Failure to exercise any of the foregoing options upon the occurrence and during the continuance of an Event of Default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other Event of Default, and no single or partial exercise of any right or remedy shall preclude other or further exercise of the same or any other right or remedy.  The Payee shall have no duty to exercise any or all of the rights and remedies herein provided or contemplated.  The acceptance by the Payee of any payment hereunder shall not constitute a waiver of the right to exercise any of the foregoing rights or remedies at that time, or nullify any prior exercise of any such rights or remedies without the express written consent of the Payee.

6.                   Covenants.  From the date of this Note or the date of any loans made hereunder until the Principal Amount, and all unpaid interest accrued thereon, is (x) repaid in full or (y) converted in full into Series E Shares or Series D Shares, the Company shall do, or not do, as applicable, the following, absent prior consent by the Payee:

(a)              Preserve and maintain its separate existence, form, jurisdiction of organization and tax status, and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign entity and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under applicable law, except where failure to do so would not reasonably be expected to have (i) a material adverse effect upon the business, operations, prospects, properties, assets or condition (financial or otherwise) of the Company, or (ii) a material adverse effect on the ability of the Company to perform its obligations under this Note (each, a “Material Adverse Effect”).

(b)              Protect and preserve all properties useful in and material to its business, including, without limitation, copyrights, patents, trade names and trademarks; maintain in good working order and condition (subject to ordinary wear and tear) all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(c)              Observe and remain in compliance with all applicable laws and maintain in full force and effect all authorizations, consents, permits, approvals, licenses, exemptions and other qualifications of, registrations and filings with, and reports to, all governmental authorities, in each case where the failure to do so could reasonably be expected to have a Material Adverse Effect, except to the extent being contested in good faith by appropriate proceedings.

(d)              Carry on and conduct its business in substantially the same manner and in substantially the same line of business as it is as of the date of this Note (except to the extent contemplated by the Series D SPA and Series E SPA).

(e)              Use the proceeds of the loans made hereunder solely for working capital purposes (which, for the avoidance of doubt, shall not include repayment of that certain Convertible Promissory Note, dated as of May 10, 2012, as amended as of May 18, 2012, October 19, 2012 and May 10, 2013, issued by the Company to Shane McMahon in principal amount of $3,000,000.00) and fees and expenses related to the transactions contemplated hereby.

(f)               Not enter into, modify, make, renew, extend or otherwise alter any credit agreement, note or other similar agreement or instrument to which the Company incurs or otherwise become liable with respect to any indebtedness which, in the aggregate, exceeds $50,000, other than trade payable incurred in the ordinary course of business consistent with past practice.

(g)              Not create any material lien upon or with respect to any of its assets or properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure any debt of any person, including retention arrangement or escrow agreements having the effect of granting a lien, other than (i) liens for taxes not yet delinquent, (ii) statutory inchoate liens in connection with workers’ compensation, unemployment insurance or other social security obligations and (iii) mechanic’s, workman’s materialman’s landlord’s, carrier’s or other similar liens arising in the ordinary course of business with respect to obligations that are not yet due.

(h)              Not (i) voluntarily prepay, repay or otherwise redeem any debt, except pursuant to this Note or (ii) cancel any claim or debt owing to it, except for reasonable consideration.
Further, in the event that there is no Series E Financing, the Company (i) shall use best efforts to obtain shareholder approval to increase the number of Series D Shares available for issuance by the Company to include the number of Series D Shares issuable hereunder upon conversion pursuant to Section 3(b) and (ii) shall take any such other actions that may be required to make available for issuance the Series D Shares issuable upon conversion pursuant to Section 3(b).

7.                    Representations and Warranties.  The Company hereby represents and warrants to the Payee as of the date of this Note and the date of any loans made hereunder that:

(a)              The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted.  The Company is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where it owns or leases real property or maintains employees or where the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

(b)              The Company has all requisite legal and corporate power and authority to execute and deliver this Note and to issue shares of its capital stock upon the conversion of this Note and to carry out and perform its other obligations under the terms of this Note.  The Company’s officers have taken all actions necessary for the authorization, execution and delivery of this Note and the performance of the obligations of the Company hereunder.

(c)              This Note has been duly and validly executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies.

(d)              No consent, approval, order, permit or authorization of, or registration, qualification, designation, declaration or filing with, or notification to, any governmental authority or any other person pursuant to any applicable law on the part of the Company is required in connection with the execution and delivery of this Note or the performance of the Company’s obligations hereunder, except any such consents, approvals, orders, permits, authorizations, registrations, qualifications, designations, declarations, filings or notifications which shall have been duly obtained, made or complied with.

(e)              All the outstanding units, interests, or other equivalents of, or other ownership or equity interests in the Company and warrants, options or other rights to acquire any such units or interests of the Company (the “Equity Interests”) are validly issued, fully paid and nonassessable.

(f)              (i) Schedule 7(f) hereto sets forth a true and correct list of all outstanding Equity Interests of the Company.  Except as set forth on Schedule 7(f) or pursuant to any agreement to which the Payee is a party, there are no options, warrants, agreements, instruments or securities or rights of any kind relating to the issued or unissued Equity Interests or obligating the Company to issue, transfer, grant or sell any Equity Interests in the Company; (ii) there are no preemptive rights, voting agreements, transfer restrictions (except those imposed by applicable federal and state securities laws) or registration rights affecting the Equity Interests; (iii) no plan, unit purchase, unit option or other agreement or understanding between the Company and any holder of any Equity Interests or rights to acquire any Equity Interests, provide for the acceleration or other changes in the vesting provisions or other terms of such Equity Interests as a result of any merger, sale of Equity Interests or assets, change in control or other similar transaction by the Company.

(g)              The authorization, execution and delivery of this Note does not and will not constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company’s current organizational documents, or any agreement or instrument by which it is bound or to which its properties or assets are subject.

(h)              Except as set forth on Schedule7(h) hereto or as disclosed in the Company’s filings with the U.S. Securities and Exchange Commission filed since July 5, 2013, the representations and warranties made by the Company in the Series D Agreement are (i) in the case of representations and warranties that are qualified by materiality or any similar concept, true and correct and (ii) in all other cases, true and correct in all material respects, as if made on the date of this Note or the date of such loan.

8.                    Reservation of Shares.  The Company hereby agrees that from and after the Outside Series E Date (or the Optional Conversion Start Date, as applicable), so long as the Note remains outstanding and unpaid, or any other amount is owing to the Payee hereunder, the Company will, at all times, have authorized and reserved for the purpose of issuance (a) if there is no Series E Closing, from and after the Optional Conversion Start Date, a sufficient number of Series D Shares, (b) if there is a Series E Closing, a sufficient number of Series E Shares, and (c) a sufficient number of shares of common stock of the Company (“Common Stock”), to provide for (i) the issuance of all of the Series D Shares or Series E Shares, as applicable, which will be or may be issuable upon conversion of this Note and (ii) all of the shares of Common Stock which may be issuable upon conversion of the Series D Shares or the Series E Shares, as applicable, in accordance with their respective terms.  Prior to complete conversion of this Note, the Company shall not reduce the number of Series D Shares, Series E Shares (assuming a Series E Closing) or shares of Common Stock reserved for issuance hereunder without the written consent of the Payee, except for a reduction proportionate to a reverse stock split effected for a business purpose other than affecting the requirements of this Section which reverse stock split affects all of the then outstanding shares of the Company’s equity securities equally.

9.                    No Assignment.  Neither this Note, nor any of the rights, interests or obligations hereunder, may be assigned or negotiated by Payee or the Company without the prior written consent of the other.  Any attempted assignment or disposition in violation of this Note will be null and void.  Subject to these provisions of this Section 9, this Note shall inure to the benefit and be binding on any successor to the Company or Payee.

10.                Waiver.  The Company hereby waives demand, presentment for payment, notice, notice of demand, notice for payment, protest and notice of dishonor.  The Payee shall not be deemed to waive any of its rights hereunder unless such waiver be in writing and signed by the Payee.  Any failure on the part of the Payee at any time to require the performance by the Company of any of the terms or provisions hereof, even if known, shall in no way affect the Payee’s right thereafter to enforce the same, nor shall any failure of the Payee to insist on strict compliance with the terms and conditions hereof be taken or held to be a waiver of any succeeding breach or of the right of the Payee to insist on strict compliance with the terms and conditions hereof.

11.                 Amendment and Waiver.  This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of the Company or Payee, but only by an agreement in writing signed by all of the parties hereto.

12.                Cancellation.  After all obligations for the payment of money arising under this Note have been paid in full, this Note will be surrendered to the Company for cancellation.

13.                 Governing Law.  The validity, construction and interpretation of this Note will be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws.

14.                Notices.

(a)              All notices hereunder shall be in writing and shall be deemed given if delivered personally, sent by certified mail (postage prepaid, return receipt requested), or by nationally recognized overnight courier service, as follows:

If to the Company:

YOU On Demand Holdings, Inc.
27 Union Square West, Suite 502
New York, New York  10003
Tel: 212-206-1216
Attention:  Marc Urbach
E-Mail:  marc@yod.com

with a copy to:
Pillsbury Winthrop Shaw Pittman, LLP
2300 N Street, N.W.
Washington, DC  20037
Attention:  Brian J. Buck
E-Mail:  brian.buck@pillsburylaw.com

K&L Gates LLP
599 Lexington Avenue
New York, NY 10022
Attention:  John D. Vaughan
E-Mail:  jack.vaughan@klgates.com

If to the Payee:

C Media Limited
CN11 Legend Town,
No. 1 Balizhuangdongli, Chaoyang District
Beijing, China 100025
Attn: Victor Chen, Vice President
Rainer Li, CFO
Telecopy: 86 10 8586 2775

with a copy to:

Reed Smith LLP
599 Lexington Ave.
New York, New York 10022
Attn: William N. Haddad
Telecopy: (212) 521-5400

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein.  Notices shall be effective when received; provided, however, that if any notice sent by courier or by certified or registered mail is returned as undeliverable, such notice shall be deemed effective when mailed or given to such courier.

(b)              Any of the foregoing persons may change the address to which notices are to be delivered to it hereunder by giving written notice to the others as provided in this Section 14.

15.                Construction.  The rule of construction against the drafter of this Note is hereby waived.

16.                 Severability.  In case any provision or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

17.                Consent to Jurisdiction and Venue.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS NOTE SHALL AFFECT ANY RIGHT THAT THE PAYEE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE AGAINST THE COMPANY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT REFERRED TO IN THE PRECEDING PARAGRAPH OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

18.                Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO HEREBY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

19.                No Third-Party Beneficiaries.  No provision hereof is intended to confer, will confer, or will be deemed to confer benefits, rights, or remedies upon any person other than upon the Payee and the Company, their respective successors and assigns.

20.                Captions.  Titles, captions, and headings included herein are for convenience of reference only and do not affect the meaning, construction, or interpretation hereof or of any provision hereof.

21.                Fees and Expenses.  The Company agrees to pay or reimburse the Payee for (a) all costs and expenses of the Payee (including, without limitation, the reasonable fees, charges and disbursements of any legal counsel for the Payee (which shall be deducted from the proceeds of this Note on the funding date) in connection with the preparation, negotiation, execution, and delivery of this Note, or any amendments, modifications or waivers of the provisions hereof, and any default and enforcement or protection of its rights in connection with this Note, including, without limitation, its rights under this Section 21, or in connection with the loans evidenced hereby, including, without limitation, in connection with any workout, restructuring or negotiations in respect thereof, and (b) all transfer, stamp, documentary or other similar taxes levied by any governmental or revenue authority in respect of this Note.  This covenant shall survive termination of this Note and satisfaction of the obligations hereunder.

22.                Indemnification by the Company.  Whether or not any advance hereunder is made, the Company shall indemnify the Payee and its affiliates and its and their respective managers, administrators, trustees, partners, directors, officers, employees, agents, fund managers and advisors (each such entity being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including, without limitation, the fees, charges and disbursements of any legal counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Payee arising out of, in connection with, or as a result of (a) the execution or delivery of this Note, any other agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (b) any loan or the use or proposed use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Payee and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) arise from actions or inactions approved or agreed to by the Payee or its representatives or (ii) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  This covenant shall survive termination of this Note and satisfaction of the obligations hereunder.

23.                Entire Agreement.  This Note constitutes the entire agreement and understanding of the parties, and supersedes and replaces in their entirety any prior discussions, agreements, etc., all of which are merged herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed and delivered this Convertible Promissory Note on the date first above written.

YOU ON DEMAND HOLDINGS, INC.

By:
Name:	Marc Urbach
Title:	President and Chief Financial Officer

[Convertible Promissory Note Signature Page]

Schedules to Note

[see attached]